Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2017 relating to the reserves and future revenue which appears in the Annual Report on Form 10-K of Houston American Energy Corp. for the year ended December 31, 2016.

We also consent to the reference to our firm as it appears under the caption “Experts” of said registration statement.

/s/ Don Charbula
Lonquist & Co., LLC

Austin, Texas
October 13, 2017